                                                                EXHIBIT 23.10.28

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of AIMCO Properties L.P. related to the offer to acquire units of limited partnership interest of Consolidated Capital Properties VI and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the consolidated financial statements of Consolidated Capital Properties VI included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                            /s/  ERNST & YOUNG LLP

Greenville, South Carolina
October 27, 1998